Sun Life Insurance and Annuity Company of New York

One Sun Life Executive Park

SC1215

Wellesley Hills, MA 02481

AVIATION QUESTIONNAIRE

This questionnaire is to be attached to and made part of the policy.

Proposed Insured __________________________________ Policy No. __________________

1. Type of Certificate: ☐ Student ☐ Private VFR ☐ Commercial

☐ Military ☐ Flight Instructor ☐ Airline Transport (ATR)

2. Aviation Certificate Number __________________ Driver's License Number ________________

a) If either are expired or suspended, do you intend to renew? Yes ☐ No ☐

3. Has your license to fly ever been suspended or revoked for medical cause, violation of air regulations or other reasons? Yes ☐ No☐ If "Yes", please supply details and action taken.

_______________________________________________________________________________

4. Do you intend to qualify for a license of a higher grade? ☐ Yes ☐ No If "yes", state grade:_____

5. Total number of hours flown as a pilot: _______________________________________________

6. Name and address of FAA medical examiner:__________________________________________

__________________________________________

7. Date and results of last FAA medical examination: ______________________________________

8. Describe the type(s) of aircraft flown: _________________________________________________

9. Can the aircraft be flown without a co-pilot? ☐ Yes ☐ No

Indicate in the following table the number of hours flown or to be completed as a pilot or crew member.
Type	Past 24 months	Past 12 months	Next 12 months	Participated as Passenger
Private - Pleasure
Private - Business
Schedule Airline
Other Commercial Use (Specify)
Flight Instructor
Aerial Application (Crop Dusting, TV News, Firefighting, etc.)
Armed Services
Other Than Listed

______________________ ________________________________________________

Date Signature of Proposed Insured

  For a joint life application, spouse must complete a separate aviation questionnaire.